EXHIBIT 99.1

flexion

Transformative Medicine...

Where It Matters

Flexion Therapeutics Reports Second-Quarter 2019 Financial Results and Recent Business Highlights

•	Company reported ZILRETTA® (triamcinolone acetonide extended-release injectable suspension) net sales of $17.0 million in Q2 representing 60% growth over Q1
•	Completed debt financing, which replaces previous term loan and provides up to $60 million in non-dilutive capital
•	Results from nonclinical studies of gene therapy product candidate, FX201, support IND filing and initiation of clinical trials by the end of 2019
•	Conference call scheduled for today at 4:30 p.m. ET

BURLINGTON, Mass., August 6, 2019 – Flexion Therapeutics, Inc. (Nasdaq:FLXN) today reported financial results and recent business highlights for the quarter ended June 30, 2019.

“The second quarter was marked by excellent progress across all areas of our business, most notably, ZILRETTA sales of $17 million, which reflect a 60% increase over the first quarter,” said Michael Clayman, M.D., President and Chief Executive Officer. “This impressive performance underscores our belief that ZILRETTA can become the leading branded intra-articular therapy for the management of OA knee pain.”

Second-Quarter Results & Financial Highlights

The Company reported net sales of ZILRETTA of $17.0 million and $3.8 million for the three months ended June 30, 2019 and 2018, respectively. Cost of sales was $1.4 million and $0.9 million for the three months ended June 30, 2019 and 2018, respectively.

Research and development expenses were $16.1 million and $13.1 million for the three months ended June 30, 2019 and 2018, respectively. The increase in research and development expenses of $3.0 million was primarily due to an increase of $1.2 million in salary and other employee-related costs for additional headcount and stock compensation expense, an increase of $1.5 million in preclinical expenses related to our portfolio expansion and other program costs, primarily related to the completion of toxicology studies and ongoing manufacturing and testing for our gene therapy product candidate, FX201, and an increase of $0.4 million in development expenses for ZILRETTA.

Selling, general and administrative expenses were $33.1 million and $31.0 million for the three months ended June 30, 2019 and 2018, respectively. Selling expenses were $24.8 million and $22.7 million for the three months ended June 30, 2019 and 2018, respectively. The year-over-year increase in selling expenses of $2.1 million was primarily due to salary and other employee-related costs and external costs related to marketing and reimbursement support activities. General and administrative expenses were $8.3 million for each of the three months ended June 30, 2019 and 2018.

Interest income was $0.8 million and $1.3 million for the three months ended June 30, 2019 and 2018, respectively. The decrease in interest income was primarily due to a decrease in the average investment balance. Interest expense was $3.9 million for each of the three months ended June 30, 2019 and 2018. The Company reported a net loss of $36.5 million for the second quarter of 2019, compared to a net loss of $43.9 million for the same period of 2018.

As of June 30, 2019, the Company had approximately $176.6 million in cash, cash equivalents, marketable securities and long-term investments compared with $258.8 million as of December 31, 2018.

ZILRETTA Commercial Metrics

Since the launch of ZILRETTA in November 2017 through June 30, 2019:

•	2,733 of Flexion’s approximately 4,400 target accounts had purchased ZILRETTA. This reflects growth of 22% over the period from launch through March 31, 2019 when 2,247 accounts had purchased product.
•	73% (2,004) of purchasing accounts had placed at least one reorder.
•	More than 460 accounts had made ZILRETTA purchases of more than 50 units; nearly 850 accounts had purchased 11 to 50 units; and roughly 1,425 accounts had purchased between 1 and 10 units.
•	Accounts purchasing more than 50 ZILRETTA units have been responsible for 70% of total ZILRETTA purchases (approximately 62,890 units).

Recent News & Business Updates

•

On August 2, 2019, the Company entered into the Amended and Restated Credit and Security Agreement with Silicon Valley Bank, MidCap Financial Trust, and Flexpoint MCLS Holdings, LLC, which provides for a term loan of $40.0 million and a revolving credit facility up to $20.0 million, both of which mature on January 1, 2024. The Company immediately borrowed the $40.0 million term loan and used $7.7 million of the proceeds to pay off the remaining amount owed on its $30.0 million debt facility with Silicon Valley Bank and MidCap Financial Funding XIII Trust. The revolving credit facility, which is secured by a portion of the Company’s accounts receivable balance, will be available beginning January 1, 2020, subject to certain conditions imposed by the lenders, including an initial borrowing limitation of up to $10.0 million until the lenders complete an audit of certain collateral accounts.

•

In July, new findings from a post-hoc subgroup analysis of the open-label Phase 3b repeat administration trial of ZILRETTA in patients with knee osteoarthritis (OA) were presented at the American Orthopaedic Society for Sports Medicine (AOSSM). The analysis, which evaluated the efficacy of initial and repeat administration of ZILRETTA in patients with symptomatic knee OA ranging in radiographic severity from Kellgren-Lawrence (KL) Grades 2 to 4, indicated that ZILRETTA consistently reduced OA knee pain for at least 12 weeks after each injection, regardless of KL Grade. The incidence of treatment emergent adverse events (AEs) were similar across all KL Grades and the most commonly reported AEs were consistent with those reported in previous clinical studies of ZILRETTA.

•

In the second quarter, Flexion advanced FX201, a locally administered gene therapy product candidate, towards first-in-human testing. Good Manufacturing Practice (GMP) manufacturing of clinical trial material and IND-enabling nonclinical studies were completed and the nonclinical program, including Good Laboratory Practice (GLP) toxicology, biodistribution, and pharmacology studies, established a potentially safe and efficacious starting dose for initial clinical testing. In addition, efficacy, in terms of both symptomatic and structural effects, has been demonstrated across multiple animal species. Flexion remains on track to file an Investigational New Drug (IND) application and initiate clinical studies by the end of the year.

In June, the U.S. Patent and Trademark Office (USPTO) issued patent number 10,301,647, which covers the composition of matter and method of use of FX201 in the treatment of OA with a term through January of 2033.

•

In May, the Company announced that results from a pooled analysis of data from three Phase 2/3 randomized clinical trials on the use of rescue medications with ZILRETTA were published in the peer-reviewed journal, Pain and Therapy. The analysis showed that the overall number of rescue medication tablets used per day through Week 24 was significantly less for ZILRETTA compared to both saline-placebo (LSM difference, −0.43) and immediate-release triamcinolone acetonide crystalline suspension (–0.24). The safety profile of ZILRETTA in this pooled analysis was consistent with that of the pivotal Phase 3 trial.

•

Also in May, Flexion paused enrollment in the Phase 3 trial of ZILRETTA in hip OA pain, due to a non-safety related issue, which resulted in the inability to deliver a full dose in a small number of trial participants. The Company has developed a strong working hypothesis about the root cause of the issue and is testing those assumptions in the clinic. Pending successful results, trial enrollment is expected to resume in the fourth quarter of this year.

Conference Call
Flexion’s management will host a conference call today at 4:30 p.m. ET. The dial-in number for the conference call is 855-770-0022 for domestic participants and 908-982-4677 for international participants, with Conference ID # 8464449. A live webcast of the conference call can also be accessed through the “Investors” tab on the Flexion Therapeutics website, and a replay will be available online after the call.

Indication and Select Important Safety Information for ZILRETTA® (triamcinolone acetonide extended-release injectable suspension)

Indication: ZILRETTA (triamcinolone acetonide extended-release injectable suspension) is indicated as an intra-articular injection for the management of osteoarthritis pain of the knee. It is not intended for repeat administration.

Contraindication: ZILRETTA is contraindicated in patients who are hypersensitive to triamcinolone acetonide, corticosteroids or any components of the product.

Warnings and Precautions:

•

Intra-articular Use Only: ZILRETTA has not been evaluated and should not be administered by epidural, intrathecal, intravenous, intraocular, intramuscular, intradermal, or subcutaneous routes. ZILRETTA should not be considered safe for epidural or intrathecal administration.

•

Serious Neurologic Adverse Reactions with Epidural and Intrathecal Administration: Serious neurologic events have been reported following epidural or intrathecal corticosteroid administration. Corticosteroids are not approved for this use.

•	Hypersensitivity reactions: Serious reactions have been reported with triamcinolone acetonide injection. Institute appropriate care if an anaphylactic reaction occurs.
•

Joint infection and damage: A marked increase in joint pain, joint swelling, restricted motion, fever and malaise may suggest septic arthritis. If this occurs, conduct appropriate evaluation and if confirmed, institute appropriate antimicrobial treatment.

Adverse Reactions: The most commonly reported adverse reactions (incidence ≥1%) in clinical studies included sinusitis, cough, and contusions.

Please see ZilrettaLabel.com for full Prescribing Information.

About ZILRETTA
On October 6, 2017, ZILRETTA was approved by the U.S. FDA as the first and only extended-release intra-articular therapy for patients confronting osteoarthritis-related knee pain. ZILRETTA employs proprietary microsphere technology combining triamcinolone acetonide — a commonly administered, short-acting corticosteroid — with a poly lactic-co-glycolic acid (PLGA) matrix to provide extended pain relief. The pivotal Phase 3 trial on which the approval of ZILRETTA was based showed that ZILRETTA significantly reduced knee pain for 12 weeks, with some people experiencing pain relief through Week 16. Learn more at www.zilretta.com.

About FX201

FX201 is a pre-clinical, locally administered gene therapy product candidate designed to stimulate the production of an anti-inflammatory protein, interleukin-1 receptor antagonist (IL-1Ra), whenever inflammation is present within the joint. Inflammation is a known cause of pain, and chronic inflammation is thought to play a major role in the progression of OA. By persistently suppressing inflammation, Flexion believes FX201 holds the potential to both reduce OA pain and modify the disease.

About Osteoarthritis (OA) of the Knee
OA, also known as degenerative joint disease, affects more than 30 million Americans and accounts for more than $185 billion in annual expenditures. In 2017, approximately 15 million Americans were diagnosed with OA of the knee and the average age of physician-diagnosed knee OA has fallen by 16 years, from 72 in the 1990s to 56 in the 2010s. The prevalence of OA is expected to continue to increase as a result of aging, obesity and sports injuries. Each year, approximately five million OA patients receive either an immediate-release corticosteroid or hyaluronic acid intra-articular injection to manage their knee pain.

About Flexion Therapeutics
Flexion Therapeutics (Nasdaq:FLXN) is a biopharmaceutical company focused on the development and commercialization of novel, local therapies for the treatment of patients with musculoskeletal conditions, beginning with osteoarthritis, a type of degenerative arthritis. The Company's core values are focus, ingenuity, tenacity, transparency and fun. For the past three years, Flexion has been named one of the Best Places to Work by the Boston Business Journal, and Flexion was recognized as a Top Place to Work in Massachusetts by The Boston Globe in 2017 and 2018.

Forward-Looking Statements
This release contains forward-looking statements that are based on the current expectations and beliefs of Flexion. Statements in this press release regarding matters that are not historical facts, including, but not limited to, statements relating to the future of Flexion; Flexion’s plans and expected timing for clinical and regulatory milestones and activities; expected increases in the rate of individuals with OA of the knee; and the potential therapeutic and other benefits of ZILRETTA and FX201, are forward looking statements. These forward-looking statements are based on management's expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation; the risk that we may not be able to successfully maintain an effective sales force to commercialize ZILRETTA; competition from alternative therapies; risks inherent in clinical development and the regulatory approval process, including the risk that future clinical results will not be consistent with prior results, the risk that clinical trials may be delayed or terminated, and the risk that the FDA may not approve our regulatory submissions; the risk that we may not be able to maintain and enforce our intellectual property, including intellectual property related to ZILRETTA; the risk that ZILRETTA may not be successfully commercialized, including as a result of limitations in ZILRETTA's label and package insert information; risks regarding our ability to obtain adequate reimbursement from payers for ZILRETTA; risks related to the manufacture and distribution of ZILRETTA, including our reliance on sole sources of supply and distribution; risks related to key employees, markets, economic conditions, health care reform, prices and reimbursement rates; the risk that we may use our capital resources in ways that we do not currently expect; and other risks and uncertainties described in our filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed with the SEC on May 8, 2019 and subsequent filings with the SEC. The forward-looking statements in this press release speak only as of the date of this press release, and we undertake no obligation to update or revise any of the statements. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release.

FLEXION THERAPEUTICS CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share information)

	Three Months Ended June 30,
	2019	2018
Revenue	$ 16,953	$ 3,797

Operating expenses:
Cost of sales	1,398	946
Research and development	16,125	13,094
Selling, general and administrative	33,103	31,036
Total operating expenses	50,626	45,076
Loss from operations	(33,673)	(41,279)
Interest income (expense), net	(3,118)	(2,672)
Other income	304	76
Loss from operations before income tax	(36,487)	(43,875)
Net loss	(36,487)	(43,875)

Basic and diluted net loss per share	$ (0.96)	$ (1.16)
Basic and diluted weighted average number of common shares outstanding	38,010	37,697

FLEXION THERAPEUTICS CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share information)

	Six Months Ended June 30,
	2019	2018
Revenue	$ 27,517	$ 5,991

Operating expenses:
Cost of sales	3,160	3,644
Research and development	31,550	24,645
Selling, general and administrative	65,325	57,935
Total operating expenses	100,035	86,224
Loss from operations	(72,518)	(80,233)
Interest income (expense), net	(6,043)	(5,430)
Other income	536	219
Loss from operations before income tax	(78,025)	(85,444)
Net loss	(78,025)	(85,444)

Basic and diluted net loss per share	$ (2.05)	$ (2.27)
Basic and diluted weighted average number of common shares outstanding	38,001	37,659

FLEXION THERAPEUTICS SELECTED BALANCE SHEET DATA (in thousands)
	June 30,	December 31,
	2019	2018

Cash and cash equivalents	$ 45,701	$ 87,299
Marketable securities (current and non-current)	130,861	171,555
Total current assets	211,184	285,042
Working capital	184,114	248,425
Total assets	232,480	295,752
Total notes payable	8,956	13,607
Total convertible notes	149,046	144,879
Total stockholders' equity	41,471	110,079

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Contact:

Scott Young

Vice President, Corporate Communications & Investor Relations

T: 781-305-7194

syoung@flexiontherapeutics.com

Julie Downs

Senior Manager, Corporate Communications & Investor Relations

T: 781-305-7137

jdowns@flexiontherapeutics.com